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Exhibit 23.1

Accounting
and Tax

Business
Solutions

Financial
Services

Technology
Services

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As independent registered public accountants, we hereby consent to the use of our report dated May 31, 2007 (except for the paragraph entitled "Investor Agreement" in Note 18 as to which the date is September 30, 2007) relating to the financial statements of BG Medicine, Inc. as of and for the years ended December 31, 2006, 2005 and 2004, and to all references to our Firm, included in or made part of this registration statement on Form S-1 and related prospectus.

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
October 4, 2007

Certified Public Accountants            An Independent Member of Baker Tilly International
80 City Square, Boston, Massachusetts 02129        617 • 912 • 9000        FX 617 • 912 • 9001        www.vitale.com

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM